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BEAR STEARNS

                                                        BEAR, STEARNS & CO. INC.
                                                              383 MADISON AVENUE
                                                        NEW YORK, NEW YORK 10179
                                                                    212-272-2000

DATE:             3/9/05

TO:               Avon Road Partners, L.P.
                  c/o Robert Berman
TELEPHONE:        917-453-5100
FACSIMILE:        845-807-0000

FROM:             Derivatives Documentation
TELEPHONE:        212-272-2711
FACSIMILE:        212-272-9857

SUBJECT:          Equity Derivatives Confirmation

REFERENCE NUMBER: NY36586

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Bear Stearns Bank plc ("Bear Stearns") and
{Counterparty}.(Counterparty) This letter agreement, together with the Transaction supplements described below, constitute the sole and complete "Confirmation," as referred to in the Master Agreement specified below, with respect to this Transaction.

1. In lieu of negotiating an ISDA Master Agreement and Schedule, Bear Stearns and Counterparty hereby agree that an agreement in the form of the ISDA Master Agreement (Multicurrency-Cross Border (the "Form Master Agreement") as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), with a Schedule attached thereto containing all elections, modifications and amendments thereto contained in "Elections, Modifications and Amendments Under the Master Agreement" below (as so supplemented, the "Master Agreement")shall be deemed to have been executed by both of us on the Trade Date on which we entered into the first "Transaction" (as defined in the Master Agreement). This Confirmation and the Transaction to which it relates, as well as all other Transactions between us (unless otherwise specified in the Confirmations relating to such Transactions) shall supplement, form a part of and be subject to such Master Agreement. All provisions contained in, or incorporated by reference to the Master Agreement shall govern the Transaction referenced in this Confirmation, as well as all other Transactions between the parties heretofore or hereafter entered into,except as expressly modified herein or therein. THUS THIS CONFIRMATION CONSTITUTES BOTH A MASTER AGREEMENT AND A CONFIRMATION THEREUNDER.

Certain of the economic terms of this Transaction will be embodied in Transaction Supplements issued from time to time by Bear Stearns to Counterparty, Each of these Transaction Supplements shall, upon issuance thereof by Bear Stearns be incorporated herein by reference, and shall be deemed to supersede all prior Transaction Supplements. Counterparty shall be bound by the terms of such Transaction Supplement, unless such Transaction Supplement is inconsistent with the agreements between the parties intended to be memorialized thereby and Counterparty notifies Bear Stearns of that fact within one Business Day of the receipt by Counterparty of such Transaction Supplement. A form of Transaction Supplement is attached hereto as Exhibit A.

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Avon Road Partners, L.P.
Page 2 of 16

The Final Transaction Supplement (the "Final Transaction Supplement"), which shall embody the final terms of the Transaction, shall be issued not later than five Exchange Business Days following the end of the Execution Period specified below, and shall represent the final written agreement of Bear Stearns with the Counterparty setting forth the final terms of this.

This Confirmation is subject to and incorporates the 2OOO ISDA Definitions (the "Definitions") and the 1996 Equity Derivatives Definitions (the "1996 Definitions"), each as published by ISDA.

In the event of any inconsistency between this Confirmation and the Definitions or the Master Agreement, this Confirmation shall prevail. In the event of any inconsistency between the portion of this confirmation embodied in this letter agreement and the portion of this Confirmation embodies in a Transaction Supplement, the Transaction Supplement shall prevail.

2. This Transaction consists of a variable share pre-paid forward purchase transaction relating to the Shares specified below. The terms of the particular Transaction to which this Confirmation relates are as follows:

GENERAL TERMS RELATING TO THE TRANSACTION:

     Trade Date:                   March 9, 2005

     Purchaser:                    Bear Stearns

     Seller:                       Counterparty

     Base Amount:                  As specified in the Transaction Supplement.

                                   The Base Amount represents the number of Shares sold by Bear Stearns during the Execution Period. In the case of any Transaction Supplement other than the Final Transaction Supplement, this will represent all shares sold through the "As of" date specified on the Transaction Supplement.In the case of the Final Transaction Supplement, this will represent all Shares sold throughout the Execution Period.

                                   The parties hereto hereby agree that they shall enter into this Transaction with respect to up to the Maximum Base Amount specified below based on the execution price of sales of the Shares effected by Bear Stearns over the Execution Period specified below.

     Maximum Base Amount:          161,602

     Execution Period:             From and including the Trade Date to and
                                   including the earlier to occur of (a) the date on which Bear Stearns has effected sales of Shares in number equal to the Maximum Base
                                   Amount and (b) the fifth Exchange Business
                                   Day following the Trade Date.

     Floor Price:                  As specified in the Transaction Supplement.

                                   The Floor Price will represent the product of
                                   (a) the Floor Price Percentage and (b) the
                                   Execution Price.

     Floor Price Percentage:       100%

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NY36586
Avon Road Pariners L.P.
Page 3 of 16

     Cap Price:                    As specified In the Transaction Supplement.

                                   The Cap Price will represent the product of
                                   (a) the Cap Price Percentage and (b) the
                                   Execution Price.

     Cap Price Percentage:         125%

     Execution Price:              As specified in the Transaction Supplement.

                                   The Execution Price represents the average of the actual sale price of Shares sold by Bear Stearns during the Execution Period. In the case of any Transaction Supplement other than the Final Transaction Supplement, this will be based on all Shares sold through the "As of" date specified on the Transaction Supplement. In the case of the Final Transaction Supplement, this will be based on all Shares sold throughout the Execution Period.

     Shares: The common shares of Empire Resorts, Inc., currently trading under the ticker symbol NYNY.

     Exchange:                     NASDAQ

     Related Exchange (s):         The exchanges on quotation systems, if any,
                                   on which options or further contracts on the Shares are traded or quoted, and as may be selected from time to time by the Calculation
                                   Agent.

     Calculation Agent:            Bear Stearns

PREPAYMENT AMOUNT:

     Payment of
     prepayment Amount:            On the Prepayment Amount Payment Date, the
                                   Purchaser will pay the Prepayment Amount to Seller.

     Prepayment Amount:            As specified in the Transaction Supplement.

                                   The Prepayment Amount will represent the produce of (a) the Prepayment Percentage and
                                   (b) the Execution Price and (c) the Base
                                   Amount.

     Prepayment Amount
     Payment Date:                 The third Exchange Business Day following the
                                   final day of the Execution Period and such earlier date as the parties may agree.

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Avon Road Pariners, L.P.
Page 4 of 16

DETERMINATION OF PRICING DATE:

     Pricing Date:                 As specified in the Final Transaction
                                   Supplement.

     Consequence of Market
     Disruption Event:             The provisions of Section 4.2 of the 1996
                                   Definitions will apply as if this Transaction were a "Share Transaction" for which the pricing Date were the Valuation Date, and Market Disruption Event had the meaning specified below.

     Market Disruption Event:      Shall have the meaning specified in Section
                                   4.3 of the 1996 Definition, with this
                                   Transaction being deemed a "Share
                                   Transaction" for purposes of such section.

  RIGHT OF SELLER TO ELECT CASH SETTLEMENT:

                                   Seller shall have the right to elect that the Cash Settlement Terms apply to this Transaction. If no such election is made, then the Physical Settlement Terms will apply.

                                   Notice of such election must be given to Bear Stearns between the hours of 9:00 a.m. and 4:00 p.m. (New York time) not less than five Exchange Business Days prior to the pricing Date. Such notice shall be given telephonically and shall be irrevocable when given.

                                   As a condition precedent to the Seller's election that the Cash Settlement Terms apply, the Seller shall post by the last date on which such election can be made, additional Collateral in a form and of an amount determined by Bear Stearns in its sole discretion.

PHYSICAL SETTLEMENT TERMS.

     Physical Settlement:          On the Settlement Date, Seller will deliver
                                   the Number of Shares to be Delivered. Such delivery will be made on the Settlement Date through the Clearance System at the accounts specified in this Confirmation and will be made on a "free" basis.

                                   In addition, on the Settlement Date, Seller will pay to the Purchaser at the accounts specified in this Confirmation cash in an amount equal to the Rounding Correction.

                                   All such deliveries will be required to be made at or before 10.00 a.m. on the Settlement Date.

     Number of Shares to Be
     Delivered:                    Notwithstanding Section 6.3 of the 1996
                                   Definitions, the "Number of Shares to be Delivered" for the Settlement Date will be a number of Shares equal to the Delivery Amount for the Pricing Date, with such sum being rounded down to the nearest whole share.

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Avon Road Partners, L.P.
Page 5 of 16

     Relevant Price:          The closing price per Share as quoted by the
                              Exchange at the close of trading on the
                              Exchange on the Pricing Date.

     Delivery Amount:         For the Settlement Date, an amount calculated
                              as follows:

                              (a) if the Relevant Price for the Pricing
                              Date is greater than or equal to the Cap
                              Price, then:
                                            Floor Price+Relevant Price=Cap Price
                              Base amount x ------------------------------------
                                                    Relevant Price

                              (b) if the Relevant Price for the Pricing
                              Date is less than the Cap Price but greater than the Floor Price, then:

                                               Floor Price
                              Base Amount x -------------------
                                              Relevant Price

                              (c) if the Relevant Price for the Pricing
                              Date is Less than or equal to the Floor Price, then:

                              Base Amount

     Rounding Correction:     An amount equal to the product of (a) the
                              Relevant Price for the Pricing Date and (b) the difference, if any, between (i) the Delivery Amount for the Pricing Date and (ii) the Number of Shares to be Delivered with respect to the related Settlement Date.

     Settlement Date:         Shall have the meaning set forth in Section
                              6.2 of the 1996 Definitions, gave that the references in such provision to "Exercise
                              Date" will be deemed to be references to the Pricing Date.

     Applicability of Certain
     Sections of the 1996
     Definitions:             Sections 6.6 (Expenses) and, except to the
                              extent expressly set forth to the country herein, 6.7 (Dividends) of the 1996 Definitions will apply to any delivery of shares hereunder, save that the reference to "Exercise Date" will be deemed to be a reference to "Pricing Date".

                              Section 6.8 (Representation and Agreement) of the 1996 Definitions will apply to any delivery of Shares hereunder. For the avoidance of doubt, the "Additional Representations of the Counterparty" set forth below will also apply to any delivery of Shares hereunder, including, without limitation, subparagraph (a) thereof, which imposes conditions on the Shares that Seller may deliver.

                              Section 6.9 (Failure to Deliver) of the 1996
                              Definitions will apply to any obligation to deliver Shares hereunder, save that the

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NY36586
Avon Road Partners, L.P.
Page 6 of 16

                                   reference to "Exercise Date" will be deemed to be a reference to "Pricing Date."

                                   Section 6.10 (Default Interest) of the 1996
                                   Definitions will apply to any obligation to deliver Shares hereunder.

     Clearance System:             The principal domestic clearance system
                                   customatily setting trades on a free delivery basis in the Shares as of the Pricing Date, as selected by the Calculation Agent, subject to "Settlement by Delivery of Collateral" below.

     Settelment by Delivery
     of Collateral :               The partice agree that if Bear Stearns would
                                   otherwise be obligated to return Collateral
                                   (as defined in the Collateral Provisions below) in accordance with the Collateral
                                   Provisions and Seller would otherwise be obligated to deliver Shares hereunder, Bear
                                   Stearns may, at its sole option, retain the Collateral (but only to the extent of the number of Shares required to be delivered by seller) and Seller will thereupon not be obligated to deliver the shares.

                                   The "Settlement by Delivery of Collateral" as described above, shall take place, as to Seller, in account maintained by Seller at Bear Stearns in accordance with the Customer Agreement between Counterparty and Bear Stearns dated as of {insert date},between Counterparty and Bear Stearns and its affiliates as amended hereby (the "Customer Agreement"), and all such property and monies maintained in such accounts shall be Collateral and will be subject to the security interest of Bear Stearns. In such event, transfer on the books and records of the party maintaining such account shall be deemed to be the clearance System for all purposes hereunder. In addition, such transaction shall be governed by, and subject to the provisions of, the agreements and terms governing such accounts, as amended hereby.

Cash Settlement Terms:

     Payment: On the Cash Settlement Payment Dare, Seller will pay to Purchaser the Cash Settlement Amount, if any.

     Cash Settlement
     Payment Date:                 The third Exchange Business Day following the
                                   Pricing Date (or if such day is not a
                                   Currency Business Day, the next which is a Currency Business Day).

     Cash Settlement Amount:       As to the Cash Settlement Payment Date,

                                     Delivery Amount x Relevant Price

                                        where: "Delivery Amount" means the
                                        "Delivery Amount" which would have
                                        applied to the Pricing Date in
                                        accordance With the Physical Settlement
                                        Terms had

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Avon Road Partners, L.P.
Page 7 of 16

                                      Seller not elected that these Cash
                                      Settlement Terms apply: and

                                      "Relevant Price" is the Relevant Price
                                      which would have applied to the Pricing
                                      Date had Seller not elected that these
                                      Cash Settlement Terms apply.

PAYMENTS AND DELIVERIES IN RESPECT OF DIVIDENDS:

      Determinations and
      Obligations:                 If there are one or more dividends, whether
                                   ordinary or extraordinary, having an
                                   "ex-dividend" date during the period from but excluding the Trade Date to and including the Pricing Date:

                                    (a) with respect to any such dividends which are in cash, the Seller shall pay to the Purchaser on the Paythrough Date (as defined below) the Paythrough Amount. The "Paythrough Amount" with respect to any dividend that is in cash shall equal the portion of such dividend expressed on a per Share basis multiplied by (b) the Base Amount(s); and

                                    (b) with respect to any such dividends which are not in cash, the Seller shall deliver to the Purchaser on the Delivery Date (as defined below) the Dividend/ Distribution Quantity.

                                   The "Dividend/Distribution Quantity" with respect to any non-cash dividend shall equal
                                   (a) the quantity of assets comprising such dividend, expressed on a per share basis, multiplied by (b) the Base Amount.

                                   The "Paythrough Date" will be the New York
                                   Business Day following the date on which the dividend with respect to which the related Paythrough Amount is payable would have been received by persons who held the shares on the relevant ex-dividend date;

                                   The "Delivery Date" will be the New York
                                   Business Day following the date on which the related non-cash dividend or distribution with respect to which the related Dividend/Distribution Quantity is payable in accordance with the paragraph above would have been received by persons who held the shares on the relevant ex-dividend date.

ADJUSTMENTS:

      Method of Adjustment:        Following the declaration by the Issuer of
                                   the terms of any Potential Adjustment Event, the Calculation Agent shall determine whether such Potential Adjustment Event has a dilutive or concentrative affect on the theoretical value of the shares and, if, so, will (a) make the corresponding adjustments to

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NY36586
Avon Road Partners, L.P.
Page 8 of 6

                                   any one or more of the Cap Price, the Floor
                                   Price and the Base Amount and any other
                                   variable relevant to the settlement or
                                   payment terms of this Transaction as the Calculation Agent determines appropriate to account for that dilutive or concentrative effect and (b) determine the effective date
                                   (s) of the adjustment(s). For the avoidance of doubt, for purposes of determining whether an event is a Potential Adjustment Event (including, but not limited to, those specified in Section 9.1(e)(ii), 9.1(e)(iii), and 9.1(e)(vi) to the extent analogous to the foregoing) and any adjustment to be made in respect thereof, the Calculation Agent shall take into account the effect of other provisions of this Confirmation, including those relating to Paythrough Amounts and Distribution Quantities.

ADJUSTMENTS FOR EXTRAORDINARY EVENTS:

      Share-for-Share or
      Share-for-Combined
      Merger Event:                If there is a Merger Event for which the
                                   Merger Consideration is Share-for-Share or if there is a Merger Event for which the Merger
                                   Consideration is Share-for-Combined then, not earlier than twenty Exchange Business Days not later then the fifteenth Exchange
                                   Business Day prior to the proposed Merger
                                   Date, Seller may request that Purchaser
                                   provide terms under which the Transaction may continue (a "Continued Terms Request"), If
                                   Seller makes a Continued Terms Request, then
                                   Purchaser shall, not later than ten Exchange
                                   Business Days prior to the proposed Merger
                                   Date notify Seller of the terms, as
                                   determined by Purchaser in a commercially reasonable manner (which would be reflective of both increases and decreases in value attendant upon the Merger Event), under which the Transaction may continue after the Merger
                                   Date, If Seller notifies Purchaser that
                                   Seller accepts such terms by no later than the third Exchange Business Day following the date on which Purchaser provides such terms then the Transaction shall continue under the terms so provided by Purchaser and agreed to by Seller. All notices under this provision may be given orally (and confirmed in writing, which failure to confirm shall not vitiate the effectiveness of the notice) and must be given between 9:00 a.m. and 4:00 p.m.
                                   (New York time).






                                   If Seller fails to make a Continued terms
                                   Request as provided herein or if the parties do not agree the terms on which to continue the Transaction, then the Merger Event shall be an Additional Termination Event for which Seller shall be the sole Additional Termination Event for which Seller shall be the sole Affected Party, this Transaction shall be the sole Affected Transaction and Second Method and Loss will apply.

ADDITIONAL TERMINATION

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Avon Road Partners, L.P.
page 9 of 16

EVENTS: It shall be an Additional Termination Event if any of the following should occur at any time from and including the Trade Date to and including the Pricing Date:

                                   (a) the Merger Date of any Merger Event
                                   (other than a Merger Event which is a Share-for-Share Merger or a Share-for-Combined Merger (for which the parties agreed on the terms on which to continue the Transaction)), shall occur (save that for purposes of determining if any event is a Merger Event, the requirement that the Merger Date be on or before the Expiration Date or Valuation Date shall be replaced with a requirement that the Merger Date be on or before the Pricing
                                   Date);

                                   (b) the Announcement Date of any
                                   Nationalization, Insolvency and Delisting (as defined below) shall occur.

                                   "Delisting" means that the Exchange
                                   announces that pursuant to the rules of such Exchange, the Shares cease (or will cease) to be listed, traded or publicly quoted on the Exchange for any reason (other than a Merger Event) and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as the Exchange (or, where the Exchange is within the European Union, in any member state of the European Union).

                                   (c) the occurrence of a Hedge Event. A "Hedge Event" shall be deemed to have occurred if Bear Steams cost of borrowing the shares is greater than 0.00.

                                   For purposes of the foregoing Additional
                                   Termination Events,

                                   (a) Counterparty shall be the sole Affected
                                   Party

                                   (b) this Transaction shall be the sole
                                   Affected Transaction

                                   (c) Second Method and Loss will be deemed to apply.

COLLATERAL PROVISION:              (a) On or before the Local Business Day
                                   following the Trade Date, Counterparty shall deliver to and or all times during the
                                    Execution Period maintain with Bear Stearns as collateral Shares in number equal to the Maximum Base Amount. At all times after the Execution Period, Counterparty shall deliver to and at all times during the Execution Period maintain with Bear Stearns as collateral Shares in number equal to the Base Amount ( as such Base Amount may be from time to time adjusted in accordance herewith).

                                   (b) These Collateral Provision shall be
                                   deemed a security agreement, and
                                   notwithstanding anything to the contrary contained in the Executed Agreement on this Confirmation, these provisions shall be governed by the laws of the State of New York, without giving effect to the conflicts or choice of law

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Avon Road Partners, L.P.
Page 10 of 16

                                   provisions thereof. The Counterparty hereby grants a first priority continuing security interest in all Collateral provided hereunder and in any and all substitutions thereof, proceeds thereof and distributions thereof. These Collateral Provisions constitute a Credit Support document and the failure by a party to deliver or return Collateral in accordance with these Collateral Provisions (if such failure is not remedied on or before the Local Business Day after notice of such failure is given to such party) shall constitute an Event of Default for purposes of Section 5(a)(iii) of the Master Agreement with respect to such party. For purpose of these Collatral Provisions, the term "Local Business Day" shall have the meaning given such term in the Master Agreement, except that references to a payment in clause (b) thereof will be deemed to include a delivery or return of Collateral hereunder.

                                   (c) The Collateral delivered hereunder shall be used to secure Counterparty's obligations under this Transaction, as well as under any other transaction with Bear Stearns or any of its affiliates, (in any case, a "Bear Stearns Entity"), including, without limitation, any loans or other extensions of credit made by a Bear Stearns Entity. Any such transactions, loans or other extensions of credit shall be subject to the Customer Agreement (defined herein) between Counterparty and any Bear Stearns Entity and/or any affiliate(s) thereof. In addition, you may from time to time be required to post addition collateral with Bear Stearns in accordance with the provisions of the Customer Agreement. For purposes of this paragraph, "Customer Agreement" means, as applicable, any document(s) provided by a Bear Stearns Entity which is referred to as the Customer Agreement, the Professional Account Agreement, the Institutional Account Agreement, the Standard Terms and Conditions of Business, or a similar name.

                                   (d) Counterparty shall have the right to substitute different Shares (of a like class and number) for shares maintained as collareral, and upon verification that the substitute Shares are acceptable collateral, the original Shares for which the substitute Shares are substituted shall be released to Counterparty within a reasonable time following its request.

                                   (e) Counterparty agrees that Bear Stearns or any of its affiliates may borrow, repledge, use in its own business and rehypothecate the Shares pledged by Counterparty as Collateral on terms determined by Bear Stearns.

3.    Account Details and
      Settlement Information:      PAYMENT TO BEAR STEARNS:
                                   Citibank N.A., New York
                                   ABA code: 021-00-089, for the account of Bear, Stearns Securities Corp.
                                   Account Number: 0925-3186, for further
                                   credit to



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Avon Road Partners, L.P.
Page 11 of 16

                                   Bear Stearns Bank plc

                                   PAYMENTS TO COUNTERPARTY:

                                   Avon Road Partners, L.P.
                                   Bear Stearns Bank A/C 380-81083

ADDITIONAL PROVISIONS:

Agency. Counterparty acknowledges that Bear, Stearns & Co. Inc. ("BS&C") has acted as agent for Counterparty solely for the purposes of arranging this Transaction with its Affiliate, Bear Stearns and has acted as agent for Bear Stearns (Without accepting any liability for Bear Stearns's performance or non-performance of Bear Stearns's obligations under the Transaction) in connection with the execution of this confirmation on Bear Stearns's behalf. This Confirmation is being provided by BS&C in such capacity. Upon your written request, BS&C will furnish you with the time at which this Transaction was entered into. Bear Stearns is not a member of the Securities Investor Protection Corporation.

Eligible Contract Participant. Each party represents that it constitutes an "eligible contract participant" as such term is defined in Section 1(a)12 of the Commodity Exchange Act, as amended.

Non-Reliance. Each party represents to the other party that (a) it has not received and is not relying upon any legal, tax, regulatory, accounting or other advice (whether written or oral) of the other party regarding this Transaction, other than representations expressly made by that other party in this Confirmation and in the Master Agreement and (b) in respect of this Transaction,
(i) it has the capacity to evaluate (internally or through independent professional advice) this Transaction and has made its own decision to enter into this Transaction and (ii) it understands the terms, conditions and risks of this Transaction and is willing to assume (financially and otherwise) those risks. Counterparty acknowledges that Bear Stearns has advised Counterparty to consult its own tax and legal advisors in connection with this Transaction evidenced by this Confirmation and that the Counterparty has done so.

Additional Representations of the Counterparty. With respect to the Shares pledged as Collateral under this Transaction and any Shares delivered in accordance herewith, Counterparty represents and warrants to Bear Stearns and its affiliates and subsidiaries (which representation and warranty, except in the case of (e) below, will be deemed repeated at all times during the period from and including the Trade Date to and including the Settlement Date) that:

      (a) Counterparty is the beneficial owner of the Shares and there are not now any liens, claims, charges, pledges, debts or other encumbrances on the Shares, and Counterparty has transferred a valid, perfected first priority security interest in such Shares to Bear Stearns;

      (b) the Shares are not shall not be subject to any condition, restriction or limitation on the ability of the holder thereof to freely sell, assign, pledge or otherwise transfer the Shares, other than the legal restrictions imposed by the Securities Act, as amended (the "Act"), on persons who are "affiliates" (as that term is defined in (a) (1) of Rule 144 under the Act) of the Issuer;

      (c) for purposes of determining the holding period under Rule 144, Counterparty acquired and fully paid for the Shares on a date which is no less than one year prior to the date of this Confirmation;

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Avon Road Partners, L.P.
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      (d)   Counterparty is not a member of a "syndicate" or "group" within the meaning of Section 13(d)(3) of the Security Exchange Act:

      (e) Counterparty is not as of the trade date or any date during the Execution Period in possession of any material adverse non public information regarding the Shares or the Issuer, and Counterparty has not provided Bear Stearns with any material non-public information relating to the Issuer.

      (f) Counterparty has not entered into any agreements with the Issuer or any other person which would prohibit or limit Counterparty from selling, transferring, or entering into any contracts or hedging activities relating to the Shares on the Trade Date or on the as of date of any Transaction Suppliment, or from entering into this Transaction on the Trade Date or on the as of date of any Transaction Suppliment or performing its obligation under this Transaction or any transactions in connection herewith;

      (g) all representations made by the Counterparty in the Risk Disclosure Form were true and correct as of the date made or deemed made;

      (h) Counterparty agrees to execute and deliver, or cause to be executed and delivered, all such further instruments and documents, and to take all such other actions and to do all such things as Bear Stearns may reasonably request in connection with any disposition of the Shares in accordance with the terms of the Customer Agreement executed by Counterparty or this Confirmation;

      (i) Counterparty has the sole legal right, power and authority to sell, pledge, transfer and deliver the Shares, and authorizes Bears Stearns to have the Shares pledged as Collateral reregistered into Bear Stearns "street name"; and

      (j) Counterparty hereby authorizes Bear Stearns (and any of its affiliates, agents and representatives) to make any inquiry of the Issuer of the shares, its transfer agents and counsel, as Bear Stearns may deem necessary or advisable in connection with the pledge of the Shares.

Document to be Delivered by Counterparty to Bear Stearns. The Counterparty agrees to deliver no later than Trade Date any documentation or instrument necessary in order to have the shares reregistered into the name of Bear Stearns or its nominee which may include stock powers duly executed in blank, in proper form for transfer or like instrument of transfer.

Additional Covenants of the Counterparty Relating to the Transactions. The Counterparty agree that during the Execution Period it shall not (a) sell any Shares (or securities convertible into Shares) or (b) agree with any person (natural or legal) to act in concert for the purpose of selling Shares or any securities convertible into Shares.

Additional Mutual Covenants Relating to this Transaction. Each of Counterparty and Bear Stearns agrees that (1) it will not treat this Transaction, any portion of this Transaction of any obligation hereunder as giving rise to any interest income or other inclusions of ordinary income; (ii) it will not treat the delivery of any portion of the Shares, assets or cash to be delivered pursuant to this Agreement as the payment of interest or ordinary income; (iii) it will treat this Agreement in its entirety as a forward contract for the delivery Of Shares; and (iv) it will not take any action (including filing any tax returns or form or taking any position in any tax proceeding) inconsistent with the obligations contained in (i) through (iii). Notwithstanding the preceding sentence, either party may take any position required by law, provided

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NY36586
Avon Road Partners,L.P.
Page 13 and 16

that such party delivers to the other party an opinion of counsel, nationally recognized as expert in Federal tax matters, concerning the regulation or an administrative arrangement or interpretation or applicable court decision published after the date of this Agreement. Furthermore, Bear Stearns may treat this agreement in such fashion it deems appropriate to accurately reflect this Transactions, economic substance in its own booking, accounting and risk management systems.

ELECTIONS, MODIFICATIONS AND AMENDMENTS UNDER THE MASTER AGREEMENT:

Survival. The following provisions shall apply to all Transactions that are or will be governed by the Master Agreement, notwithstanding the termination of this particular Transaction.

Payments Date Netting. The parties agree that subparagraph (ii) of section 2(c) of Master Agreement will not apply to any Transaction that are of will be governed by the Master Agreement. Thus all amounts payable on the same date in the same currency in respect of all Transaction shall be netted.

Payment Measure. For all Transactions that are or will be governed by the Master Agreement, "Loss" and "Second Method" shall be the payment measure for purpose of section 6(c) of the Master Agreement, subject however, as to any particular Terminated Transaction, to the Confirmation therefor.

Transfer. For all Transactions that are will or will be governed by the Master Agreement, either party may transfer its rights and obligation under this Agreement Transaction in accordance with section 7 of the Master Agreement. However, Bear Stearns may also transfer in right and obligations under this Transaction, in whole or in part, to The Bear Stearns Companies Inc. ("TBSCI") or any of its Affiliates, provided (a) such Affiliates obligations under this Transaction shall be fully and unconditionally guaranteed by TBSCI and (b) such transfer shall not results in the occurrence of an Event of Default or Potential Event of Default.

Address for Notice. For all Transactions that are or will be governed by the Master Agreement, the address of the parties shown as such on the most recently executed Confirmation under Master Agreement shall be deemed to have specified as the address for notice (for purpose of Section 12(a) of the Master Agreement.

Governing Law. For all Transaction that are or will be governed by the Master Agreement, the law of the State of New York, without reference to the choice of law principle thereof will be the governing law for purpose of Section 13(a) of the Master Agreement.

Dispute Resolution. EXCEPT AS OTHERWISE SET FORTH HEREIN AS IT MAY RELATE TO
SECTION 9.7 OF THE 1996 DEFINITIONS, CONTROVERSIES ARISING BETWEEN THE COUNTERPARTY AND BSC SHALL BE DETERMINED IN ACCORDANCE WITH THE ARBITRATION PROVISIONS OF THE CUSTOMER AGREEMENT.

Rate of interest. For all Transactions that are or will be governed by the Master Agreement and for purposes of determining the Default Rate, the Non-default Rate or the Termination Rate, it will be deemed that each party's cost of funding will be determined daily as equaling USD-Federal Funds H-15 for such day (as defined in the Definitions).

Credits Support Document. For all Transaction which are or will be governed by the Master Agreement, each of (a) the Collateral Provision contained in this Confirmation, or any like provisions contained in any other Confirmation and (b) the Customer Agreement dated as of (insert date) between each and every subsidiary of TBSCI and the Counterparty (the "Customer Agreement") will be deemed to be a credit Support Document.

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NY36586
Avon Road Partners, LP.
Page 14 of 16

Specified Transaction. For all Transactions that are or will be governed by the Master Agreement and for purposes of Section (c) of the definition of "Specified Transactions" contained in Section 14 of the Master Agreement, Specified Transactions shall mean any transaction, agreement (including the Customer Agreement) and extensions of credit between BSC or any Specified Entity of BSC and the Counterparty or any Specified Entity of the Counterparty, whether now existing or hereafter entered into. "Specified Entity" with respect to any person shall mean any Affiliate of such person.

Termination Currency. For all Transactions that are or will be governed by the Master Agreement, USD.

This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Counterparty hereby agrees to check this Confirmation and to confirm that the foregoing correctly sets forth the terms of the Transaction by signing in the space provided below and returning to Bear Stearns a facaimile of the fully-executed Confirmation to 212-272-9857. For inquiries regarding U.S. Transactions, please contact Fenaba Addo by telephone at 212-272-2463. For all other inquiries please contact Orlaith O'Dea by telephone at 353-1-402-6220. Originals will be provided for your execution upon your request.

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NY36586
Avon Road Partners, L.P.
Page 15 of 16

We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

BEAR, STEARNS & CO. INC., AS AGENT FOR BEAR STEARNS BANK PLC

By: /s/ HAROLD ENGELMAN
    ---------------------------
    Name: HAROLD ENGELMAN

    Title: SENIOR MANAGING DIRECTOR

Countarparty hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

AVON ROAD PARTNERS, L.P.

By: /s/ Mr. Robert Berman
    --------------------------
    Name: Mr. Robert Berman

    Title: General Partner

Dated: 3/09/05

BEAR STEARNS

                                                          BEAR STEARNS & CO INC.
                                                              383 MADISON AVENUE
                                                        NEW YORK, NEW YORK 10179
                                                                    212-272-2000

                             TRANSACTION SUPPLEMENT

TO:              Avon Road Partners, L.P.  ("Counterparty")
                 c/o Robert Berman

TELEPHONE:       917-453-5100
FACSIMILE:       845-807-0000

FROM:            Bear Stearns Bank plc ("Bear  Stearns")

DATE:            As of Match 9, 2OO5

REFERENCE NUMBER: NY36586

THIS TRANSACTION SUPPLEMENT IS THE FINAL TRANSACTION SUPPLEMENT.

This is a Transaction Supplement as described in the letter agreement between Bear Stearns and Counterparty dated as of March 9,2005. It embodies certain of the economic terms of this Transaction described in that letter agreement. This Transaction Supplement shall, upon its issuance by Bear Stearns be incorporated into the letter agreement by reference, and shall be deemed to supersede all prior Transaction Supplement.

For purposes of the letter agreement, this Transaction Supplement specifies the following economic terms:

Transaction Supplement Date: March 9, 2005

Base Amount:                 161,602 Shares

Floor Price:                 USD 9.0838

Cap Price:                   USD  11.3548

Execution Price:             USD 9.0838

Prepayment Amount:           USD 1,274,926.66

Prepayment Percentage:       86.85%

Pricing Date:                March 9, 2009

Counterparty shall be bound by the terms of this Transaction Supplement, unless this Transaction Supplement is inconsistent with the agreements between the parties intended to be memorialized hereby and Counterparty notifies Bear Stearns of that fact within one Business Day of the receipt by Counterparty of this Transaction Supplement.